Exhibit 4.2

FERRELLGAS PARTNERS, L.P.

FERRELLGAS PARTNERS FINANCE CORP.,

as Issuers

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

$280,000,000

8 5/8% Senior Notes due 2020

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 13, 2010

to Indenture dated as of April 13, 2010

FIRST SUPPLEMENTAL INDENTURE, dated as of April 13, 2010 (the “First Supplemental Indenture”), among Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Base Indenture referred to below (hereinafter called the “Trustee”).

RECITALS OF THE ISSUERS

WHEREAS, the Issuers entered into an Indenture dated as of April 13, 2010 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”) with the Trustee, for the purposes of providing for the issuance from time to time of senior unsecured debentures, notes or other evidences of indebtedness of the Issuers, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Boards of Directors of the Issuers;

WHEREAS, the Issuers propose to issue $280,000,000 aggregate principal amount of the Issuers’ 8 5/8% Senior Notes due 2020 (such Securities being referred to herein as the “Initial Notes”);

WHEREAS, Section 901 of the Base Indenture provides that without the consent of the Holders of the Securities of any series issued under the Base Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things (a) add covenants and Events of Default for the benefit of the Holders of all or any series of Securities, (b) add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Securities of any series entitled to the benefit of such provision outstanding, (c) establish the forms or terms of Securities of any series issued under the Indenture, and (d) cure any ambiguity or correct any defect or inconsistency in the Indenture;

WHEREAS, pursuant to Section 201 of the Base Indenture, the Issuers desire to execute this First Supplemental Indenture to establish the form, and pursuant to Section 301 of the Base Indenture, to provide for the issuance, of the Notes;

WHEREAS, this First Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Issuers, the legal, valid and binding agreement of the Issuers, in accordance with its terms;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1.           Application of this First Supplemental Indenture

(A)          Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

(B)           All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

(C)           To the extent that the provisions of this First Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(D)          All capitalized terms used in this First Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

SECTION 2.           Terms and Form of the Notes

(A)          The following terms relating to the Notes are hereby established:

(1)           The aggregate principal amount of the Initial Notes that may be authenticated and delivered under the Indenture on the Issue Date shall be $280,000,000.  The Issuers may from time to time, without the consent of the Holders of Notes, issue Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Initial Notes.  Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Notes unless the context otherwise requires.

(2)           The entire outstanding principal of the Notes shall be payable on June 15, 2020.

(3)           The rate at which the Notes shall bear interest shall be 8.625% per annum; the date from which interest shall accrue on the Notes shall be April 13, 2010 or the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning June 15, 2010, or if any such day is not a Business Day, on the next succeeding Business Day; provided that if there is no existing Default in the payment of interest, and if the Notes are authenticated between a record date referred to on the face thereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; the interest so payable will be paid, in immediately available funds, to the Persons who are registered Holders of the Notes (or one or more Predecessor Securities) at the close of business on the Regular Record Date for such interest, which shall be June 1 and December 1, as the case may be, next preceding such Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 with respect to defaulted interest. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Securities the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4)           The Notes shall be issuable in whole in the registered form of one or more Global Securities (without coupons), and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York.

(5)           The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(B)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this First Supplemental Indenture.

(1)           Global Securities.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Each Global Security will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 305 of the Indenture.

(2)           Definitive Securities.  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto).

(3)           Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in a Global Security will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.

(4)           Transfer or Exchange of Beneficial Interests for Definitive Securities.  If any one of the events listed in the eighth paragraph of Section 305 of the Indenture has occurred regarding an exchange for Definitive Securities or the Issuers have elected pursuant to Section 305 of the Indenture to cause the issuance of Definitive Securities, transfers or exchanges of beneficial interests in a Global Security for a Definitive Security shall be effected.  If any Holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then the Trustee will, upon written instruction, cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 309 of the Indenture, and the Issuers will execute and, upon receipt of an Issuer Order, the Trustee will authenticate and deliver to the Person designated in the instruction to the Trustee a Definitive Security in the appropriate principal amount. Any Definitive Securities issued in exchange for a beneficial interest pursuant to this paragraph (4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(5)           Transfer and Exchange of Definitive Securities for Beneficial Interests.  A Holder of a Definitive Security may exchange such Definitive Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of the relevant Global Security.

(6)           Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities, the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing.

(C)           In accordance with Section 303 of the Indenture, upon delivery of an Issuer Order on the Issue Date, the Trustee shall authenticate the Initial Notes for original issue up to

$280,000,000 in aggregate principal amount and, upon delivery of any Issuer Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes for original issue in an aggregate principal amount specified in such Issuer Order.

SECTION 3.           Definitions

The definitions contained in Section 101 of Article I, as amended, shall apply to the Securities.

(A)          Section 101 of Article I of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequences, as follows:

“Accounts Receivable Securitization” means a financing arrangement involving the transfer or sale of accounts receivable of the Partnership and its Restricted Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Partnership and its Restricted Subsidiaries or any Affiliate of the Partnership and its Restricted Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the Partnership and its Restricted Subsidiaries in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 303 and 1009 hereof, as part of the same series as the Initial Notes.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means the following (in all cases, including assets acquired through a Flow-Through Acquisition):

(1)           an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person pursuant to which the Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership;

(2)           the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of the assets of any Person, other than a Restricted Subsidiary of the Partnership, which constitute all or substantially all of the assets of such Person; or

(3)           the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of any division or line of business of any Person, other than a Restricted Subsidiary of the Partnership.

“Asset Sale” means either of the following, whether in a single transaction or a series of related transactions:

(1)           the sale, lease, conveyance or other disposition of any assets other than (a) sales, leases or transfers of assets in the ordinary course of business (including but not limited to the sales of inventory in the ordinary course of business), and (b) sales of accounts receivable under any Accounts Receivable Securitization; or

(2)           the issuance or sale of Capital Stock of any direct Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any sale, lease or transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to the Issuers, the Operating Partnership, or a Restricted Subsidiary;

(2)           any sale or transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a related business and/or cash (provided, that such cash portion is at least 75% of the difference between the value of the assets being transferred and the value of the assets being received) and having a fair market value, as determined in good faith by an authorized financial officer of the General Partner, reasonably equivalent to the fair market value of the assets so transferred;

(3)           any sale, lease or transfer of assets in accordance with Permitted Investments;

(4)           the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership will be governed by Section 1015 hereof and/or Section 801 hereof and not Section 1010 hereof;

(5)           the transfer or disposition of assets that are permitted Restricted Payments;

(6)           any sale, lease or transfer of assets pursuant to a sale and leaseback transaction, provided that the fair market value of all assets so sold, leased or transferred shall not exceed $25 million from and after the Issue Date;

(7)           sales or transfers of assets not otherwise covered which do not generate proceeds in excess of $2.5 million; and

(8)           sales or transfers of accounts receivable under an Accounts Receivable Securitization.

“Available Cash” as to any quarter means:

(1)           the sum of:

(a)           all cash receipts of the Partnership during such quarter from all sources (including, without limitation, distributions of cash received from the Operating Partnership, cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions, and borrowings made under the Credit Facilities); and

(b)           any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2)           less the sum of:

(a)           all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of the Partnership, capital expenditures, contributions, if any, to the Operating Partnership and cash distributions to partners of the Partnership (but only to the extent that such cash distributions to partners exceed Available Cash for the immediately preceding quarter); and

(b)           any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of the Partnership or the Operating Partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of the Partnership in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or the Operating Partnership is a party or by which any of them is bound or its assets are subject;

(3)           plus the lesser of (a) an amount as calculated in accordance with clauses (1) and (2) above for the Partnership or its Restricted Subsidiaries for the first 45 days of the quarter during which such Restricted Payment is made (rather than the quarter for which clauses (1) and (2) were calculated) and (b) an amount of working capital Indebtedness that the Partnership or its Restricted Subsidiaries could have incurred on or before the 45th day after the last day of the quarter used to calculate clauses (1) and (2) above;

provided, however, that Available Cash attributable to any Restricted Subsidiary of the Partnership will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

Notwithstanding the foregoing, (x) disbursements (including, without limitation, contributions to the Operating Partnership or disbursements on behalf of the Operating Partnership) made or reserves established, increased or reduced after the end of any quarter but on or before the date on which any Restricted Payment requiring a determination of Available Cash for such quarter is made shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, with respect to such quarter if the General Partner so determines, and (y) “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of the Partnership. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “Person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “Person” will be deemed to have beneficial ownership of all securities that such “Person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrowing Base” means, as of any date, an amount equal to:

(1)           80% of the face amount of all accounts receivable owned by the Partnership and its Subsidiaries as of the end of the most recent month preceding such date that were not more than 90 days past due; plus

(2)           70% of the value of all inventory owned by the Partnership and its Subsidiaries as of the end of the most recent month preceding such date,

in each case, calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means, generally, any lease of any property which would be required to be classified and accounted for as a capital lease on a balance sheet of the lessor.

“Capital Stock” means of any Person any capital stock, partnership interest, membership interest, or equity interest of any kind.

“Change of Control” means

(1)           the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership  or the Operating Partnership to any entity other than to a Related Party;

(2)           the liquidation or dissolution of the Partnership or the General Partner, or a successor to the General Partner; or

(3)           any transaction or series of transactions that results in a Person other than a Related Party beneficially owning in the aggregate, directly or indirectly, more than 35% of the voting stock of the General Partner or a successor to the General Partner and such percentage is more than the percentage of voting stock that is owned by the Related Party or a successor to the Related Party.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

(1)           Consolidated Net Income;

(2)           Consolidated Non-cash Charges;

(3)           Consolidated Interest Expense; and

(4)           Consolidated Income Tax Expense.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Partnership and its Restricted Subsidiaries, the ratio of (y) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Person for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (z) the aggregate amount of Consolidated Fixed Charges of the Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

(1)           the incurrence or repayment of any Indebtedness, excluding the incurrence of revolving credit borrowings and repayments of revolving credit borrowings (other than the incurrence and repayment of any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of the Partnership or any of its Restricted Subsidiaries and, in the case of any incurrence or revolving credit borrowings, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

(2)           any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the Partnership or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a)           Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio;

(b)           Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately available preceding four full fiscal quarters occurring in the Reference Period, minus the pro forma expenses that would have been incurred by the Partnership and its Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by the Partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by or to be incurred by the Partnership and its Restricted Subsidiaries based upon the operation of the Partnership’s business, all as determined in good faith by an authorized financial officer of the General Partner; and

(c)           Consolidated Cash Flow Available for Fixed Charges shall not include the impact of any nonrecurring cash charges incurred in connection with a restructuring, reorganization or other similar transaction, as determined in good faith by an authorized financial officer of the General Partner.

Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1)           interest on outstanding Indebtedness, other than Indebtedness referred to in the point below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2)           only actual interest payments associated with Indebtedness incurred in accordance with clause (4) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

(3)           if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1)           the amounts for such period of Consolidated Interest Expense; and

(2)           the product of:

(a)           the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries on a consolidated basis; and

(b)           a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Partnership and its Restricted Subsidiaries, for any period, without duplication, the sum of:

(1)           the interest expense of the Partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(2)           any amortization of debt discount;

(3)           the net cost under interest rate agreements;

(4)           the interest portion of any deferred payment obligation;

(5)           all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)           all accrued interest for all instruments evidencing Indebtedness; and

(7)           the interest component of Capital Leases paid or accrued or scheduled to be paid or accrued by the Partnership and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the net income of the Partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

(1)           net after-tax extraordinary gains or losses;

(2)           net after-tax gains or losses attributable to Asset Sales or sales of receivables under any Accounts Receivable Securitization;

(3)           the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Partnership or any Restricted Subsidiary;

(4)           the net income or loss prior to the date of acquisition of any Person combined with the Partnership or any Restricted Subsidiary in a pooling of interest;

(5)           the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any judgment, decree, order, statute, rule or other regulation; and

(6)           the cumulative effect of any changes in accounting principles.

“Consolidated Net Tangible Assets” means as of any date of determination, the Total Assets of the Partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Consolidated Non-Cash Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the aggregate (1) depreciation, (2) amortization,  (3) non-cash employee compensation expenses of the Partnership or its Restricted Subsidiaries for such period, and (4) any non-cash charges resulting from writedowns of non-current assets, in each case which reduces the Consolidated Net Income of the Partnership and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

“Credit Agreement” means that Fifth Amended and Restated Credit Agreement, dated as of April 22, 2005, among the Operating Partnership, the General Partner, Bank of America, N.A., as agent, and the other financial institutions party thereto as heretofore amended (as amended, the “Existing Credit Agreement”), as the Existing Credit Agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the facilities evidenced by the Credit Agreement) or commercial paper facilities, or indentures, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 305 hereof, substantially in the form of Exhibit A to the First Supplemental Indenture except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Designation Amount” means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to the sum of:

(1)           the net book value of all assets of the Subsidiary at the time of the designation in the case of a Restricted Subsidiary; and

(2)           the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.

“Equity Offering” means a public offering or private placement of partnership interests (other than interests that are mandatorily redeemable) of:

(1)           any entity that directly or indirectly owns equity interests in the Partnership, to the extent the net proceeds are contributed to the Partnership;

(2)           any Subsidiary of the Partnership to the extent the net proceeds are distributed, paid, lent or otherwise transferred to the Partnership that results in the net proceeds to the Partnership of at least $20 million; or

(3)           the Partnership.

A private placement of partnership interests will not be deemed an Equity Offering unless net proceeds of at least $20 million are received.

“Existing Notes” means the Operating Partnership’s (1) $450,000,000 principal amount of 6.75% Senior Notes due 2014 and (2) $300,000,000 principal amount of 9.125% Senior Notes due 2017.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Flow-Through Acquisition” means an acquisition by the General Partner or its parent from a Person that is not an Affiliate of the General Partner, its parent or the Partnership, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets) in a permitted line of business, which is promptly sold, transferred or contributed by the General Partner or its parent to the Partnership or one of its Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, which are in effect on the Issue Date.

“Global Security Legend” means the following legend, which is required to be placed on all Global Securities issued under this Indenture:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Notes” means the first $280,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Interim Capital Transactions” means (1) borrowings, refinancings or refundings of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Partnership, (2) sales of Capital Stock of the Partnership by the Partnership or the Operating Partnership and (3) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

“Investment” means as applied to any Person:

(1)           any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

(2)           any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an “Investment” for purposes of this Indenture.

The amount classified as Investments made during any period shall be the aggregate cost to the Partnership and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

“Issue Date” means April 13, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a Place of Payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security or other encumbrance of any kind in respect of such asset.  A Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Net Amount of Unrestricted Investment” means, without duplication, the sum of:

(1)           the aggregate amount of all Investments made after the Issue Date pursuant to clause (3) of the definition of Permitted Investment hereto, computed as provided in the last sentence of the definition of Investment herein; and

(2)           the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries, less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment herein.

“Net Proceeds” means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the Partnership or any of its Restricted Subsidiaries, net of:

(1)           brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

(2)           provisions for all taxes payable as a result of the Asset Sale;

(3)           amounts required to be paid to any Person, other than the Partnership or any Restricted Subsidiary of the Partnership, owning a beneficial interest in the assets subject to the Asset Sale;

(4)           appropriate amounts to be provided by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

(5)           amounts applied to the repayment of Indebtedness in connection with the asset or assets acquired in the Asset Sale, including any transaction costs and expenses associated therewith and any make-whole or other premium owed in connection with such repayment.

“Notes” means the Issuers’ 8 5/8% Senior Notes due 2020, which shall constitute a series of Securities under this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investments” means any of the following:

(1)           Investments made or owned by the Partnership or any Restricted Subsidiary in:

(a)           marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor’s Ratings Group (“S&P”) and its successors or Moody’s Investors Service, Inc. (“Moody’s”) and its successors;

(c)           commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody’s;

(d)           certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada;

(e)           the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s;

(f)            the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (“Permitted Banks”);

(g)           eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(h)           bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks; and

(i)            obligations of the type described in clauses (a) through (e) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Partnership or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

(2)           the acquisition by the Partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States, Mexico or Canada and engaged in substantially the same business as the Partnership such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

(3)           any Investment by the Partnership or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Partnership or a Restricted Subsidiary;

(4)           the making or ownership by the Partnership or any Restricted Subsidiary of Investments (in addition to any other Permitted Investments) in any Person incorporated or otherwise formed pursuant to the laws of the United States, Mexico or Canada or any state thereof which is engaged in the United States, Mexico or Canada; provided, that the aggregate amount of all such Investments made by the Partnership and its Restricted Subsidiaries following the Issue Date and outstanding pursuant to this third clause shall not at any date of determination exceed 7.5% of Total Assets;

(5)           the making or ownership by the Partnership or any Restricted Subsidiary of Investments:

(a)           arising out of loans and advances to employees incurred in the ordinary course of business;

(b)           arising out of extensions of trade credit or advances to third parties in the ordinary course of business; or

(c)           acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

(6)           the creation or incurrence of liability by the Partnership or any Restricted Subsidiary, with respect to any guarantee constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

(7)           the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any hedging agreements or arrangements, including of the types described in clause (y) of the definition of “Indebtedness”;

(8)           the making by any Restricted Subsidiary of Investments in the Partnership or another Restricted Subsidiary and the making by the Partnership of Investments in any Restricted Subsidiary;

(9)           the making or ownership by the Partnership or any Restricted Subsidiary of Investments in the Operating Partnership;

(10)         the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all synthetic leases of the Partnership or any Restricted Subsidiary; and

(11)         the creation or incurrence of liability by the Partnership or any Restricted Subsidiary or the making or ownership by the Partnership or any Restricted Subsidiary of Investments in any Person with respect to any Accounts Receivable Securitization.

“Permitted Liens” means any of the following:

(1)           Liens for taxes, assessments or other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

(2)           Liens of carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

(a)           not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

(b)           incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

(3)           Liens, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, incurred or deposits made in the ordinary course of business:

(a)           in connection with workers’ compensation, unemployment insurance and other types of social security; or

(b)           to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

(4)           other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

(5)           Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

(6)           any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

(7)           leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either are granted, entered into or created in the ordinary course of the business of the Partnership or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

(8)           Liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the Partnership or a Restricted Subsidiary;

(9)           Liens on assets of the Partnership or any Restricted Subsidiary existing on the Issue Date;

(10)         Liens on personal property leased under leases entered into by the Partnership or its Restricted Subsidiaries which are accounted for as operating leases in accordance with GAAP;

(11)         Liens securing Indebtedness arising under an Accounts Receivable Securitization (including the filing of any related financing statements naming the Partnership or any Restricted Subsidiary as the debtor thereunder in connection with the sale of accounts receivable by the Partnership, the Operating Partnership or any Restricted Subsidiary to an SPE in connection with any such permitted Accounts Receivable Securitization);

(12)         Liens securing Indebtedness incurred in accordance with:

(a)           clauses (3) and (6) of the definition of Permitted Indebtedness; and

(b)           Indebtedness otherwise permitted to be incurred under Section 1009 hereof to the extent incurred:

(i)            to finance the making of expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the Partnership and the Restricted Subsidiaries in accordance with GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the Partnership and its Restricted Subsidiaries; or

(ii)           by assumption in connection with additions including additions by way of acquisition or capital contributions of businesses and related assets to the property and assets of the Partnership and its Restricted Subsidiaries;

provided, that, in the case of Indebtedness incurred in accordance with clauses (i) and (ii) above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the Partnership and its Restricted Subsidiaries of the additional property or assets and the fair market value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by an authorized financial officer of the General Partner;

(13)         Liens existing on any property of any Person at the time it becomes a Subsidiary of the Partnership, or existing at the time of acquisition upon any property acquired by the Partnership or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Partnership or the Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property including, without limitation, Capital Stock and other securities acquired by the Partnership or a Restricted Subsidiary; provided, that:

(a)           the Lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the Lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

(b)           in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

(A)          the cost to the Partnership and the Restricted Subsidiaries of the property; and

(B)          the fair market value of the property at the time of the acquisition thereof as determined in good faith by an authorized financial officer of the General Partner;

(c)           the Purchase Money Lien shall be created not later than 360 days after the acquisition of the property; and

(d)           the Lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person’s becoming a Subsidiary of the Partnership or the acquisition of property by the Partnership or any Subsidiary;

(14)         easements, exceptions or reservations in any property of the Partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Partnership or any Restricted Subsidiary;

(15)         Liens arising from or constituting permitted encumbrances under the agreements and instruments securing obligations under the Operating Partnership’s Existing Notes and the Credit Agreement;

(16)         Liens securing an Indebtedness of the Operating Partnership;

(17)         Liens of landlords or mortgages of landlords on fixtures and movable property located on premises leased by the Partnership or any of its Subsidiaries in the ordinary course of business;

(18)         Liens such as banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution in the ordinary course of business; and

any Lien renewing or extending any Lien permitted by clauses (9) through (13) and (15) and (16) above; provided, that, the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the Lien, and no assets encumbered by the Lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby.

“Permitted Refinancing Indebtedness” means Indebtedness incurred by the Partnership or any Restricted Subsidiary to substantially and concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Partnership or any Restricted Subsidiary or any other Indebtedness incurred by the Partnership or any Restricted Subsidiary pursuant to Section 1009, to the extent:

(1)           the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced (plus the amount of all expenses and premiums incurred in connection therewith);

(2)           with respect to the repayment, refunding, renewal, replacement, extension or refinancing of the Issuers’ Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

(3)           with respect to the repayment, refunding, renewal, replacement, extension or refinancing of the Issuers’ Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and stated maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Partnership.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person; provided, that any limited partnership interest of the Partnership will not be considered Preferred Stock.

“Principal” means James E. Ferrell.

“Redeemable Capital Stock” means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the principal of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the principal of the Notes.

“Related Party” means any of the following:

(1)           any immediate family member or lineal descendant of the Principal;

(2)           any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1);

(3)           the Ferrell Companies, Inc. Employee Stock Ownership Trust (“FCI ESOT”);

(4)           any participant in the FCI ESOT whose account has been allocated shares of Ferrell Companies, Inc.;

(5)           Ferrell Companies, Inc.; or

(6)           any Subsidiary of Ferrell Companies, Inc.

“Restricted Subsidiary” means a Subsidiary of the Partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the Partnership.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1—02 of Regulation S—X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“SPE” means any special purpose Unrestricted Subsidiary established in connection with any Accounts Receivable Securitization.

“Termination Capital Transactions” means any sale, transfer or other disposition of property of the Partnership or the Operating Partnership occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnership.

“Total Assets” means, as of any date of determination, the consolidated total assets of the Partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

“Unrestricted Subsidiary” means (a) Ferrellgas Receivables, LLC, (b) Uni-Asia, Ltd., (c) Ferrellgas Real Estate, Inc., (d) Blue Rhino Canada, Inc., and (e) any other Person (other than Operating Partnership or Finance Corp.) that is designated as such by the General Partner; provided, that no portion of the Indebtedness of such Person:

(1)           is guaranteed by the Partnership or any Restricted Subsidiary;

(2)           is recourse to or obligates the Partnership or any Restricted Subsidiary in any way; or

(3)           subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

Notwithstanding the foregoing, the Partnership or a Restricted Subsidiary may guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Partnership or a Restricted Subsidiary would be permitted to:

(4)           make an Investment in the Unrestricted Subsidiary pursuant to the third clause of the definition of Permitted Investments; and

(5)           incur the Indebtedness represented by the guarantee or agreement pursuant to Section 1009(a) hereto. The Board of Directors of the Partnership may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to the designation there exists no Event of Default or event which after notice or lapse or time or both would become an Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the Partnership could incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if the Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying:

(a)           the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b)           the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by

(2)           the then outstanding principal amount of such Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

(B)          Section 101 of Article I shall be amended to replace in whole the following definitions thereto with the corresponding existing definitions, so that in the event of a conflict with the definition of terms in this Indenture, the following definitions shall control:

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 305 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Global Security” means a global Security substantially in the form of Exhibit A to the First Supplemental Indenture that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Indebtedness” means, as applied to any Person, without duplication:

(1)           (a) any indebtedness for borrowed money and (b) all obligations evidenced by any (i) bond, note, debenture or other similar instrument or (ii) letter of credit, or reimbursement agreements in respect thereof, but only for any drawings that are not reimbursed within five Business Days after the date of such drawings, which in each case the Person has, directly or indirectly, created, incurred or assumed;

(2)           any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the indebtedness; provided, that the amount of the indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person of the property subject to the Lien;

(3)           any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business) with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, of any property or business acquired by, or service performed on behalf of, the Person, whether by purchase, consolidation, merger or otherwise;

(4)           the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

(5)           any indebtedness of any other Person of the character referred to in the foregoing clauses (1)-(4) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a guarantee; and

(6)           all Redeemable Capital Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Redeemable Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture and if the price is based upon, or measured by, the fair market value of the Redeemable Capital Stock, the fair market value shall be determined in good faith by the Board of Directors of the issuer of the Redeemable Capital Stock.  For purposes hereof, the term “Indebtedness” shall not include (x) accrual of interest, the accretion of accreted value and the payment of interest or any other similar incurrence by the Partnership or its Restricted Subsidiaries related to Indebtedness otherwise permitted in this Indenture, (y) Indebtedness under any hedging arrangement which provides for the right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices, including without limitation indebtedness under any interest rate or commodity price swap agreement, interest rate cap agreement, interest rate collar agreement or any forward sales arrangements, calls, options, swaps, or other similar transactions or any combination thereof, or (z) any Accounts Receivable Securitization.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

SECTION 4.         General Provisions

(A)          Article I of the Base Indenture shall be amended by adding the following Sections:

Section 117. Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

Section 118. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 5.         Satisfaction and Discharge

(A)          The provisions of Article IV of the Base Indenture, as amended hereby, shall apply to the Notes.

(B)          Article IV of the Base Indenture shall be amended by amending Section 401 by adding the following text at the end of the last paragraph of such Section:

“As a result of the satisfaction and discharge of this Indenture with respect to Securities of any series, the Issuers will, subject to this Article IV, cease to be primary obligors with respect to the obligations under the Securities of such series and such Securities shall cease to be “outstanding” for accounting purposes.”

(C)          Article IV of the Base Indenture shall be amended by amending Section 402 by deleting the last period in the Section and adding the following text:

“; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Securities of such series because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.”

SECTION 6.         Remedies

(A)          Article V of the Base Indenture shall be amended by deleting the following Sections in their entirety and replacing them as follows:

Section 501. Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1)           default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

(2)           default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days;

(3)           failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture, other than a default specified in either Section 501(1) or (2) above, and the default continues for a period of 45 days after written notice of the default requiring the Issuers to remedy the same will have been given to the Partnership by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(4)           default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Partnership or any Restricted Subsidiary of the Partnership then has outstanding Indebtedness in excess of $25 million, if the default:

(a)           is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness; or

(b)           results in the acceleration of such Indebtedness prior to its stated maturity;

(5)           a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the Partnership, any Restricted Subsidiary, or the General Partner provided such judgment or judgments requires or require the payment of money in excess of $25 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; in the event of a stay, the judgment shall not be discharged within 30 days after the stay expires;

(6)           either Issuer or any of their Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case,

(B)          consents to the entry of an order for relief against it in an involuntary case,

(C)          consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)          makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due; or

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Issuers or any of their Significant Subsidiaries in an involuntary case;

(B)          appoints a custodian of the Issuers or any of their Significant Subsidiaries or for all or substantially all of the property of the Issuers or any of their Significant Subsidiaries; or

(C)          orders the liquidation of the Issuers or any of their Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 502. Acceleration of Maturity; Rescission and Annulment.

In the case of an Event of Default specified in clause (6) or (7) of Section 501 hereof, with respect to the Partnership, Finance Corp. or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.  The Holders of a majority in aggregate principal amount of Notes issued under this Indenture and then outstanding by notice to the Trustee may on behalf of all of the Holders of Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default by reason of any action (or inaction) taken (or not taken) by or on behalf of the Issuers with the willful intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 1108 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

SECTION 7.         Reports

(A)          Article VII of the Base Indenture shall be amended by deleting Section 704 in its entirety and replacing it as follows:

Section 704. Reports.

(a)           Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial information only, a report thereon by the Issuers’ certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

(b)           In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing.  The Issuers will promptly furnish to Holders of Notes notices of (a) any payment default under any instrument evidencing Indebtedness for borrowed money, and (b) any acceleration of such Indebtedness prior to its express maturity. The Issuers will at all times comply with Trust Indenture Act § 314(a).

(B)          Article VII of the Base Indenture shall be amended by adding Section 705 as follows:

Section 705. Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 8.         Merger, Consolidation, or Sale of Assets

(A)          Article VIII of the Base Indenture shall be amended by deleting the following Sections in their entirety and replacing them as follows:

Section 801. Merger, Consolidation, or Sale of Assets.

The Partnership shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another entity unless:

(1)           the Partnership is the surviving entity or the entity formed by or surviving the transaction, if other than the Partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)           the entity formed by or surviving the transaction, if other than the Partnership, or the entity to which the sale was made assumes all the obligations of the Partnership in accordance with a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(3)           immediately after the transaction, no Default or Event of Default exists; and

(4)           at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, either (a)

the Partnership or such other entity or survivor is permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio described in Section 1009(a) hereof, or (b) the Consolidated Fixed Charge Coverage Ratio of the Partnership or such other entity or survivor is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Partnership immediately before such transaction.

This Section 801 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Partnership and any of its Restricted Subsidiaries.  Finance Corp. will not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

Section 802. Successor Company Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or Finance Corp. in a transaction that is subject to, and that complies with the provisions of, Section 801 hereof, the successor entity formed by such consolidation or into or with which the Partnership or Finance Corp., as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Partnership” or “Finance Corp.,” as applicable, shall refer instead to the successor entity and not to Partnership or Finance Corp., as applicable), and may exercise every right and power of the Partnership or Finance Corp., as applicable, under this Indenture with the same effect as if such successor Person had been named as the Partnership or Finance Corp., as applicable, herein; provided, however, that Partnership or Finance Corp., as applicable, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of assets of the Partnership or Finance Corp., as applicable, in a transaction that is subject to, and that complies with the provisions of, Section 801 hereof.

SECTION 9.         Supplemental Indentures

(A)          Article IX of the Base Indenture shall be amended by amending Section 902 as follows:

(i)            By deleting the text “for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture,” and replacing with the following text: “for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, waiving any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded)”

(ii)           By deleting the word “or” after clause (5); replacing the “.” after clause (6) with “;”; and adding the following clause (7):

“(7) waive a Default in the payment of principal or interest on the Securities.”

(iii)          By adding to the end of Section 902, in a separate paragraph, as follows:

“After an amendment, supplement or waiver under this Section 902 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 508 and 513 hereof, with the consent of the Holders of a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive any existing default or compliance with any provision of this Indenture or the Notes.”

(B)          Article IX of the Base Indenture shall be amended by adding the following Sections:

Section 907. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 10.       Covenants

(A)          Article X of the Base Indenture shall be amended by deleting the following Sections in their entirety and replacing them as follows:

Section 1001. Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1004. Compliance Certificate.

(a)           The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 704(a) of the Indenture shall be accompanied by a written statement of the Issuers’ independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article VIII or Article X hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 1005. Legal Existence.

Subject to Article VIII hereof, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Partnership or any such Restricted Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Partnership and its Restricted Subsidiaries; provided, however, that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

(B)          Article X of the Base Indenture shall be amended by adding the following Sections:

Section 1009. Incurrence of Indebtedness.

(a)           The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment, in each case, to “incur,” any Indebtedness, unless at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Partnership is greater than 2.00 to 1.00.

(b)           The provisions of Section 1009(a) will not prohibit the incurrence by the Partnership and its Restricted Subsidiaries of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)           Indebtedness outstanding as of the Issue Date;

(2)           Indebtedness of the Partnership or a Restricted Subsidiary incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of the Partnership and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases, Indebtedness incurred under the Credit Facilities, or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of the Partnership and its Restricted Subsidiaries; provided, that the aggregate principal amount of this Indebtedness outstanding at any time may not exceed $75 million;

(3)           Indebtedness of the Partnership or a Restricted Subsidiary (a) incurred for any purpose permitted under the Credit Facilities, or (b) owing in respect of any Accounts Receivable Securitization, operating lease, or other off-balance sheet obligation existing on the Issue Date that arises because, after the Issue Date, such off-balance sheet obligations are refinanced with Indebtedness, provided, that the aggregate principal amount of this Indebtedness outstanding under this clause at any time may not exceed an amount equal to the sum of (x) $500 million plus (y) the amount, if any, by which the Borrowing Base as of the date of calculation exceeds the amount of the Borrowing Base as of December 31, 2003;

(4)           Indebtedness of the Partnership owed to the General Partner or an Affiliate of the General Partner that is unsecured and that is subordinated in right of payment to the Securities; provided, that the aggregate principal amount of this Indebtedness outstanding at any time under this clause may not exceed $50 million and this Indebtedness has a final maturity date later than the final maturity date of the Securities;

(5)           Indebtedness (a) owed by the Partnership or any Restricted Subsidiary to the Operating Partnership or any Restricted Subsidiary or (b) owed by the Operating Partnership or any Restricted Subsidiary to the Partnership or to any other Restricted Subsidiary;

(6)           Permitted Refinancing Indebtedness (including, for the avoidance of doubt, Indebtedness incurred as permitted under the Consolidated Fixed Charge Coverage Ratio set forth in Section 1009(a) above);

(7)           the incurrence by the Partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers, without duplication, in connection with the Partnership’s, its Subsidiaries’ or its Affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and guarantees of the foregoing, secured by letters of credit; provided, that any Consolidated Fixed Charges associated with the Indebtedness evidenced by the reinsurance agreements, indemnification agreements, guarantees and letters of credit will be included, without duplication, in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1009(a) above;

(8)           Indebtedness of the Partnership and its Restricted Subsidiaries in respect of Capital Leases; provided, that the aggregate amount of this Indebtedness outstanding at any time may not exceed $30 million;

(9)           Indebtedness of the Partnership and its Restricted Subsidiaries represented by letters of credit supporting (a) obligations under workmen’s compensation laws, (b) obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices not to exceed $15 million at any one time outstanding and (c) the repayment of Indebtedness permitted to be incurred under this Indenture;

(10)         surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default;

(11)         Indebtedness of the Partnership or its Restricted Subsidiaries incurred in connection with acquisitions of retail propane businesses in favor of the sellers of such businesses in an aggregate principal amount not to exceed $20 million in any fiscal year and not to exceed $70 million at any one time outstanding; provided, that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the fair market value of the assets so acquired and, to the extent issued by the Partnership, such Indebtedness is expressly subordinated to the Securities;

(12)         unsecured Indebtedness of the Partnership or its Restricted Subsidiaries which is not otherwise a Permitted Indebtedness in an aggregate outstanding amount not to exceed the greater of (a) $50 million and (b) 5% of Consolidated Net Tangible Assets; and

(13)         the Notes (other than Additional Notes).

For purposes of determining compliance with this Section 1009, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred in compliance with the Consolidated Fixed Charge Coverage Ratio pursuant to Section 1009(a) above, the Partnership, may, in its sole discretion, classify (or later reclassify) in whole or in part such items of Indebtedness in any manner that complies with this Section 1009, and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or in compliance with the Consolidated Fixed Charge Coverage Ratio set forth in Section 1009(a) above.

Section 1010. Asset Sales.

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, complete an Asset Sale unless:

(1)           the Partnership or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by an authorized financial officer of the General Partner, of the assets sold or otherwise disposed of; and

(2)           if such Asset Sale involves assets with a fair market value in excess of $10 million, at least 75% of the consideration therefor received by the Partnership or such Restricted Subsidiary is in the form of cash.

For purposes of determining the amount of cash received in an Asset Sale, each of the following shall be deemed to be cash:

(1)           the amount of any liabilities on the Partnership’s or any Restricted Subsidiary’s balance sheet that are assumed by the transferee of the assets; and

(2)           the amount of any notes or other obligations received by the Partnership or the Restricted Subsidiary from the transferee that is converted within 180 days by the Partnership or the Restricted Subsidiary into cash, to the extent of the cash received.

Furthermore, the 75% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

If the Partnership or any of its Restricted Subsidiaries receives Net Proceeds exceeding $20 million from one or more Asset Sales in any fiscal year, then within 410 days after the date the aggregate amount of Net Proceeds exceeds $20 million, the Partnership or any of its Restricted Subsidiaries must apply the amount of such Net Proceeds either:

(1)           to reduce Indebtedness of the Partnership or any of its Restricted Subsidiaries, with a permanent reduction of availability in the case of revolving Indebtedness; or

(2)           to make an investment in assets or capital expenditures useful to the Partnership’s or any of its Subsidiaries’ business as in effect on the Issue Date or business related or ancillary thereto.

Pending the final application of any such Net Proceeds, the Partnership or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be considered “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20 million, within 15 days thereof, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness outstanding that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 1110 hereof to purchase for cash the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase.  To the extent that the aggregate amount of Notes tendered in response to the Issuers’ purchase offer is less than the Excess Proceeds, the Partnership or any Restricted Subsidiary may use such deficiency for general business purposes.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on pro rata basis in proportion to the aggregate principal amount of Notes and such other pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 1110 or this Section 1010 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under those provisions of this Indenture by virtue of such conflict.

Section 1011. Restricted Payments.

(a)           The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (all such payments and other actions set forth in these clauses (1) through (4) below being collectively referred to as a “Restricted Payment”):

(1)           declare or pay any dividend or any other distribution or payment on or with respect to Capital Stock of the Partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the Partnership or any of its Restricted Subsidiaries other than (a) dividends or distributions payable solely in Capital Stock of the Partnership (excluding Redeemable Capital Stock), or in options, warrants or other rights to purchase Capital Stock of the Partnership (excluding Redeemable Capital Stock); (b) dividends or other distributions to the extent declared or paid to the Partnership or any Restricted Subsidiary of the Partnership; or (c) dividends or other distributions by any Restricted Subsidiary of the Partnership to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis, including, in the case of the Operating Partnership, to the General Partner;

(2)           purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Partnership or any of its Restricted Subsidiaries, other than any Capital Stock owned the Partnership or a Restricted Subsidiary of the Partnership;

(3)           make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any subordinated Indebtedness, other than any such Indebtedness owned by the Partnership or a Restricted Subsidiary of the Partnership; or

(4)           make any Investment, other than a Permitted Investment, in any entity,

unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing; and

(2)           the Restricted Payment, together with the aggregate of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made will not exceed:

(A) if the Consolidated Fixed Charge Coverage Ratio of the Partnership is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

(B) if the Consolidated Fixed Charge Coverage Ratio of the Partnership is equal to or less than 1.75 to 1.00, an amount equal to the sum of $50 million, less the aggregate amount of all Restricted Payments made by the Partnership and its Restricted Subsidiaries in accordance with this clause during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment plus the aggregate net cash proceeds of capital contributions to the Partnership from any Person other than a Restricted Subsidiary of the Partnership, or issuance and sale of shares of Capital Stock, other than Redeemable Capital Stock, of the Partnership to any entity other than to a Restricted Subsidiary of the Partnership, in any case made during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment.

(b)           The provisions of Section 1011(a) will not prohibit:

(1)           the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as stated above;

(2)           the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Partnership or any Restricted Subsidiary of the Partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the Partnership from any entity other than a Restricted Subsidiary of the Partnership; or issuance and sale of other Capital Stock, other than Redeemable Capital Stock, of the Partnership to any entity other than to a Restricted Subsidiary of the Partnership; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash; or

(3)           any redemption, repurchase or other acquisition or retirement of subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the Partnership from any entity other than a Restricted Subsidiary of the Partnership; or issuance and sale of Indebtedness of the Partnership issued to any entity other than a Restricted Subsidiary or the Partnership, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash.

In computing the amount of Restricted Payments in Section 1011(a) above, the Restricted Payments permitted by clause (1) of this paragraph (b) will be included and the Restricted Payments permitted by clauses (2) and (3) of this paragraph (b) will not be included.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets that are required to be valued by this Section 1011 will be determined in good faith by an authorized financial officer of the General Partner on the date of the Restricted Payment of the assets proposed to be transferred.

Section 1012. Liens.

The Partnership will not, and will not permit any of its Restricted Subsidiaries to incur any Liens or other encumbrance, unless the Lien is a Permitted Lien or the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien.

Section 1013. Transactions with Affiliates.

(a)           The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, other than as provided for in the partnership agreement or other organizational documents of the Issuers or the Operating Partnership, as applicable, and the other agreements entered into between the Partnership or the Operating Partnership and any of their Affiliates, with, or for the benefit of, any Affiliates of the Partnership (each an “Affiliate Transaction”), unless:

(1)           the transaction or series of related transactions are between the Partnership and its Restricted Subsidiaries or between two Restricted Subsidiaries; or

(2)           the transaction or series of related transactions are on terms that are no less favorable to the Partnership or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an Affiliate of the Partnership or Restricted Subsidiary, and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $20 million, the Partnership delivers an Officers’ Certificate to the Trustee certifying that the transaction(s) is on terms that are no less favorable to the Partnership or the Restricted Subsidiary than those which would have been obtained from an entity that is not an Affiliate of the Partnership or Restricted Subsidiary and has been approved by a majority of the Board of Directors of the General Partner, including a majority of the disinterested directors.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 1013(a) or otherwise be restricted by this Indenture or the Notes:

(1)           any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, in the ordinary course of business;

(2)           transactions permitted by Section 1011 hereof and the definition of “Permitted Investments”;

(3)           transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the Partnership, its Subsidiaries and Affiliates;

(4)           any Accounts Receivable Securitization;

(5)           any affiliate trading transactions done in the ordinary course of business; and

(6)           any transaction that is a Flow-Through Acquisition.

Section 1014. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2)           pay any Indebtedness owed to the Partnership or any other Restricted Subsidiary;

(3)           make loans or advances to, or any investment in, the Partnership or any other Restricted Subsidiary;

(4)           transfer any of its properties or assets to the Partnership or any other Restricted Subsidiary; or

(5)           guarantee any Indebtedness of the Partnership or any other Restricted Subsidiary.

All such restrictions and other actions set forth in these clauses (1) through (5) above being collectively referred to as “Payment Restrictions.”

(b)           The provisions of Section 1014(a) will not apply to (and therefore the following are permitted) encumbrances or restrictions existing under or by reason of:

(1)           applicable law;

(2)           any agreement in effect at or entered into on the Issue Date or any agreement relating to any Indebtedness permitted to be incurred under this Indenture, or with respect to any Credit Facility (including agreements or instruments evidencing Indebtedness incurred after the Issue Date); provided, however, that the encumbrances and restrictions contained in the agreements governing such permitted Indebtedness are not materially more restrictive with respect to the Payment Restrictions than those set forth in the agreements governing the Operating Partnership’s Credit Facilities or existing Indebtedness as in effect on the Issue Date;

(3)           customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Partnership or any Restricted Subsidiary;

(4)           specific purchase money obligations or Capital Leases for property subject to such obligations;

(5)           any agreement of an entity (or any it its Restricted Subsidiaries) acquired by the Partnership or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity; or

(6)           provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

Section 1015. Offer to Repurchase Upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase, in cash, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes or portion of Notes validly tendered for payment thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 1015 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Notes not tendered will continue to accrue interest;

(4)           that, unless the Issuers defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw any election to have their Notes purchased if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1015, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 1015 by virtue of such conflict.

(b)           On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered in accordance with the Change of Control Offer;

(2)           deposit an amount equal to the Change of Control Payment for the Notes with the Paying Agent in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being tendered to the Issuers.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding anything to the contrary in this Section 1015, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1015 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 1016. Taxes.

The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 1017. Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 11.         Redemption

(A)          Article XI of the Base Indenture shall be amended by adding the following Sections:

Section 1108. Optional Redemption

(a)           On and after June 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice (provided that more than 60 days’ notice may be given if the redemption is being made in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at the Redemption Prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the Notes to the applicable Redemption Date, if redeemed during the twelve months beginning on June 15 of the years indicated below:

Year	Percentage
2015	104.313%
2016	102.875%
2017	101.438%
2018 and thereafter	100.000%

(b)           In addition, at any time on or prior to June 15, 2013, the Issuers, at their option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of the Notes originally issued under this Indenture at a Redemption Price equal to 108.625% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the initial aggregate principal amount of the Notes must remain outstanding immediately after the occurrence of such redemption and the Issuers must complete such redemption within 90 days of the closing of the Equity Offering.

(c)           Any redemption pursuant to this Section 1108 shall be made pursuant to the provisions of Section 1101 through 1107 hereof.

Section 1109. Mandatory Redemption.

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.  The Issuers may at any time and from time to time purchase Notes in the open market or otherwise.

Section 1110. Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 1010 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 1110 and Section 1010 hereof and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(6)           that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 1110.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 1110, any purchase pursuant to this Section 1110 shall be made pursuant to the provisions of Sections 1101 through 1107 hereof.

(B)           Article XI of the Base Indenture shall be amended by adding the following text to the end of Section 1102:

“Notwithstanding the foregoing, more than 60 days’ notice of redemption may be given if the redemption is being made in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.”

(C)           Article XI of the Base Indenture shall be amended by adding the following text to the end of Section 1104:

“Notwithstanding the foregoing, more than 60 days’ notice of redemption may be given if the redemption is being made in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Once notice of redemption is mailed in accordance with this Section 1104, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price.  A notice of redemption may not be conditional.”

SECTION 12.         Application of the Article of the Base Indenture Regarding Sinking Funds

The provisions of Article XII of the Base Indenture shall not apply to the Notes.

SECTION 13.         Defeasance

(A)          Article XIII of the Base Indenture shall be amended by deleting the following Sections in their entirety and replacing them as follows:

Section 1301. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors of the General Partner, on the Issuers’ behalf, and the Board of Directors of Finance Corp., and at any time, elect to have Section 1302 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article XIII.  The Issuers may, at their option and at any time, elect to have Section 1303 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article XIII.

Section 1302. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 1301 hereof of the option applicable to this Section 1302, the Issuers will, subject to the satisfaction of the conditions set forth in Section 1307 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 1304 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 1307 hereof;

(2)           the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes or mutilated, destroyed, lost or stolen Notes under Article III;

(3)           the Issuers’ obligation to maintain an office or agency for payment under Section 1002 hereof and money for security payments held in trust;

(4)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(5)           the legal defeasance and covenant defeasance provisions of this Article XIII.

Subject to compliance with this Article XIII, the Issuers may exercise their option under this 1302 notwithstanding the prior exercise of their option under Section 1303 hereof.

Section 1303. Covenant Defeasance.

Upon the Issuers’ exercise under Section 1301 hereof of the option applicable to this Section 1303, the Issuers will, subject to the satisfaction of the conditions set forth in Section 1307 hereof, be released from each of their obligations under the covenants contained in Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015 and 1007 hereof and clause (4) of Section 801 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 1307 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 501 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 1301 hereof of the option applicable to this Section 1303 hereof, subject to the satisfaction of the conditions set forth in 1307 hereof, Section 501(3) hereof will not constitute an Event of Default.

Section 1304. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 1305 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1304, the “Trustee”) pursuant to Section 1307 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or any of their Restricted Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 1307 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article XIII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 1307 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1307(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(B)           Article XIII shall be amended by adding section 1307 as follows:

Section 1307. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 1302 or 1303 hereof:

(1)           the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity for payment thereof or on the applicable Redemption Date, as the case may be;

(2)           the Issuers will deliver to the Trustee an Opinion of Counsel stating that:

(a)  after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with and confirming other matters;

(b)  in the case of an election under Section 1302 hereof, that the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date, there shall have been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(c)  in the case of an election under Section 1303 hereof, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)           the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers;

(4)           no Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default described in Section 501(6) or 501(7) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit; and

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach, violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound.

SECTION 14.         U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this First Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 15.         Miscellaneous.

(A)          The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.  The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

(B)           If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(C)           All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(D)          In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

(E)           Nothing in this First Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

(F)           This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and this First Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(G)           This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(H)          The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

FERRELLGAS PARTNERS, L.P.

By: Ferrellgas, Inc., its general partner

By:	/s/ J. RYAN VAN WINKLE
Name: J. Ryan Van Winkle
Title: Senior Vice President & Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.

By:	/s/ J. RYAN VAN WINKLE
Name: J. Ryan Van Winkle
Title: Chief Financial Officer & Sole Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ THOMAS E. TABOR
Name: Thomas E. Tabor
Title: Vice President

EXHIBIT A

[Face of Security]

CUSIP

8 5/8% Senior Notes due 2020

No.	$

FERRELLGAS PARTNERS, L.P.

FERRELLGAS PARTNERS FINANCE CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of

Dollars on June 15, 2020.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:

FERRELLGAS PARTNERS, L.P.

By: Ferrellgas, Inc., its General Partner

By:
Name: J. Ryan Van Winkle
Title: Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.

By:
Name: J. Ryan Van Winkle
Title: Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

[Back of Security]

8 5/8% Senior Notes due 2020

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Ferrellgas Partners, L.P., a Delaware limited partnership, and Ferrellgas Partners Finance Corp., a Delaware corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.625% per annum from April 13, 2010 until maturity.  The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2010.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Securities the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Issuers issued the Notes under an Indenture dated as of April 13, 2010, as supplemented by the First Supplemental Indenture dated as of April 13, 2010 (as supplemented, the “Indenture”), among the Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuers.

(5)           Optional Redemption.

(i)            On or after June 15, 2015, the Issuers will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice (provided that more than 60 days’ notice may be given if the redemption is being made in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve months beginning on June 15 of the years indicated below:

Year	Percentage
2015	104.313%
2016	102.875%
2017	101.438%
2018 and thereafter	100.000%

(ii)           In addition, at any time on or prior to June 15, 2013, the Issuers, at their option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price equal to 108.625% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the initial aggregate principal amount of the Notes must remain outstanding immediately after the occurrence of such redemption and the Issuers must complete such redemption within 90 days of the closing of the Equity Offering.

(6)           Mandatory Redemption.

The Issuers will not be required to make mandatory redemption payments with respect to the Notes.

(7)           Repurchase at Option of Holder.

(a)  If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to repurchase, in cash, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)  If the Partnership or any of its Restricted Subsidiary consummates any Asset Sales, within 15 days of each date on which the aggregate amount of Excess Proceeds exceeds $20 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that are pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Sections 1010 and 1110 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Partnership or any Restricted Subsidiary may use such deficiency for general business purposes.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 10 days but not more than 60 days (provided that more than 60 days’ notice may be given if the redemption is being made in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture) before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, consents obtained in connection with a tender offer or exchange offer for the Notes).  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ obligations to Holders of the Notes  in case of a merger or consolidation, to make any change that could provide any additional rights or benefits to the Holders of the Notes that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for security for or add guarantees with respect to the Notes.

(12)         DEFAULTS AND REMEDIES.  Events of Default include:  Each of the following is an “Event of Default”: (i) default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise; (ii) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; (iii) failure of the Issuers to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture, other than a default specified in either (i) or (ii) above, and the default continues for a period of 45 days after written notice of the default requiring the Issuers to remedy the same has been given to the Partnership by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) default or defaults under certain other agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Partnership or any Restricted Subsidiary of the Partnership has outstanding Indebtedness in excess of $25 million if the default (x) is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness or (y) results in the acceleration of such Indebtedness prior to its stated maturity; (v) certain final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall have been rendered against the

Partnership, any Restricted Subsidiary or the General Partner provided such judgment or judgments requires or require the payment of money in excess of $25 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment or in the event of a stay, within 30 days after the stay expires; or (vi) specified events of bankruptcy, insolvency, or reorganization with respect to the Issuers or any of their Significant Subsidiaries as more fully set forth in the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the applicable series of Notes then outstanding may declare all the Notes of that series to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Partnership, Finance Corp. or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of a series of then outstanding Notes may direct the Trustee of that series of Notes in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines in good faith that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of a series of Notes then outstanding by notice to the Trustee for those Notes may on behalf of all Holders of Notes of that series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)         TRUSTEE DEALINGS WITH ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS.  A limited partner of the Partnership or director, officer, employee, incorporator or stockholder of the General Partner or Finance Corp., as such, will not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas  66210

Attention:  Investor Relations

(913) 661-1537

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                  to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 1010 or 1015 of the Indenture, check the appropriate box below:

☐Section 1010	☐Section 1015

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 1010 or Section 1015 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.